EXHIBIT 23.2


                 [AMERICAN APPRAISAL ASSOCIATES(R) LETTERHEAD]



                              CONSENT OF APPRAISER


We hereby consent to the references made to us and/or our appraisal by Minnesota Corn Processors, LLC under the captions(s) "SUMMARY"; "RISK FACTORS - Certain Risks Related to Federal Income Tax Consequences"; "THE CONVERSION - Reasons for the Conversion, Appraisal Opinion, Material Federal Income Tax Consequences"; in the Prospectus constituting a part of this Registration Statement on Form S-4. In addition we consent to the filing of our summarization letter of the appraisal report referred therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        AMERICAN APPRAISAL ASSOCIATES, INC.


                                        By /s/ Ronald M. Goergen
                                           -------------------------------------
                                           Ronald M. Goergen
                                           President

Milwaukee, Wisconsin
January 21, 1999